Exhibit 10.1

EIGHTH AMENDMENT TO CREDIT AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is dated as of October 30, 2015, by and between Perceptron, Inc. (“Company”) and Comerica Bank (“Bank”).

RECITALS:

A.            Company and Bank entered into an Amended and Restated Credit Agreement dated as of November 16, 2010, as amended (“Agreement”).

B.             Company and Bank desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.              The following definitions set forth in Section 1 of the Agreement are amended to read as follows:

“Advance Formula Agreement” shall mean that certain Advance Formula Agreement dated as of October 30, 2015 executed by Company for the benefit of Bank, as may be amended, restated, supplemented or replaced from time to time.

“Base Tangible Net Worth” shall mean Twenty Nine Million Dollars ($29,000,000).

“Revolving Credit Note”, “Note” or “Master Revolving Note” shall mean the Note described in Section 2.1 hereof made by Company to Bank in the form annexed to this Agreement as Exhibit “A”, as may be amended, restated, supplemented, or replaced from time to time.

2.             The following definition is added to Section 1 of the Agreement to read in its entirety as follows:

“Foreign Subsidiary” shall mean any subsidiary other than a Domestic Subsidiary, and “Foreign Subsidiaries” shall mean any or all of them.

3.             The definition of “Revolving Credit Maturity Date” set forth in Section 1 of the Agreement is deleted.

4.             Section 2 of the Agreement is amended to read as follows:

“2. THE INDEBTEDNESS: Revolving Credit

2.1 Subject to the terms and conditions of this Agreement and the Revolving Credit Note, Bank may, in its sole discretion, make Advances to Company at any time and from time to time not to exceed Ten Million Dollars ($10,000,000) in aggregate principal amount at any one time outstanding; provided that the aggregate outstanding amount of Advances plus the Foreign Exchange Reserve shall never exceed the lesser of (a) Ten Million Dollars ($10,000,000) or (b) the borrowing formula under the Advance Formula Agreement. All of the Advances under this Section 2 shall be evidenced by the Revolving Credit Note under which Advances, repayments and readvances may be made, subject to the terms and conditions of this Agreement, the Revolving Credit Note and the Advance Formula Agreement.

2.2 The Revolving Credit Note shall be payable ON DEMAND, and each Advance from time to time outstanding thereunder shall bear interest as provided in the Revolving Credit Note.

2.3 Company may request an Advance under this Section 2 upon the delivery to Bank of a request for advance as provided in the Revolving Credit Note, subject to the following:

(a) the principal amount of such Advance, plus the sum of the amount of all other outstanding Advances under this Section 2 and the Foreign Exchange Reserve shall not exceed Ten Million Dollars ($10,000,000); and

(b) a request for an Advance, once delivered to Bank, shall not be revocable by Company.

2.4 Company may prepay all or part of the outstanding balance of the Advance(s) as provided in, and subject to the terms of, the Revolving Credit Note.

2.5 [Reserved].

2.6 [Reserved].

2.7 [Reserved].

2.8 Proceeds of Advances under the Revolving Credit Note shall be used solely for working capital purposes and for Capital Expenditures.”

5.             Section 7.1(g) of the Agreement is amended to read as follows:

“(g) upon Company’s request for any Advance, and within thirty (30) days after and as of the end of each month thereafter until no unpaid Advances shall be outstanding, agings of Company’s accounts receivable and accounts payable, an inventory report, and a borrowing base report of Company as of such time, each in form satisfactory to Bank, certified by a duly authorized officer of Company.”

6.             Section 8.8 of the Agreement is amended to read as follows:

“8.8 Declare or pay any dividends or make any other distribution upon its stock except (a) dividends payable solely in the stock of Company, (b) dividends and distributions by any of Company’s Subsidiaries to Company and (c) dividends and distributions by any Foreign Subsidiaries to its parent.”

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7.             Section 8.11 of the Agreement is amended to read as follows:

“8.11 Make or allow to remain outstanding any investment (whether such investment shall be of the character of investment in shares of stock, evidence of indebtedness or other securities or otherwise) in, or any loans or advances or extensions of credit to, any person, firm, corporation or other entity or association, except:

(a) investments of surplus cash in cash equivalents and short term investments;

(b) sales on open account and in the ordinary course of business;

(c) deposits made in the ordinary course of business in order to obtain goods or services;

(d) Company’s investments in its Subsidiaries existing as of October 29, 2015 and additional tangible investments (cash and real property) in an amount not exceeding $1,000,000 in the aggregate at any time; and

(e) a Foreign Subsidiary’s investments in other Foreign Subsidiaries.”

8.             Exhibit A to the Agreement is deleted and replaced with attached Exhibit A.

9.             Schedules 6.3, 6.9, 6.10 and 8.13 to the Agreement are replaced with attached Schedules 6.3, 6.9, 6.10 and 8.13.

10.           Company hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of Company’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 6.1 through 6.5 and 6.7 through 6.12 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.6 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.

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11.           Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

12.           This Amendment shall be effective upon (a) execution of this Amendment by Company and the Bank, (b) execution by the Guarantor of the attached Acknowledgment of Guarantor, (c) execution and delivery by Company to Bank of a Revolving Credit Note in form satisfactory to Bank, (d) execution by Company and Bank of an Advance Formula Agreement, in form and substance satisfactory to Bank, (e) execution and delivery to Bank by Perceptron Software Technology, Inc. and Coord3 Global, LLC of a Guaranty in form and substance satisfactory to Bank, and (f) execution by Perceptron Software Technology, Inc. and Coord3 Global, LLC of Security Agreements in favor of Bank and in form and substance satisfactory to Bank.

13.           Company shall reimburse Bank for all costs and expenses, including attorneys’ fees, incurred by Bank in connection with the preparation of this Amendment and the documents, instruments and agreements executed in connection herewith.

14.           This Amendment may be executed in counterparts.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK		PERCEPTRON, INC.

By:	/s/ Robert A. Rosati	By:	/s/ David L. Watza
	Robert A. Rosati		David L. Watza

Its:	Vice President	Its:	Senior Vice President, Finance
and Chief Financial Officer

[Signature Page to Eighth Amendment to Credit Agreement (7139144)]

ACKNOWLEDGMENT OF GUARANTOR

The undersigned guarantor acknowledges and agrees to the foregoing Eighth Amendment to Credit Agreement and confirms that the Guaranty dated October 24, 2002, executed and delivered by the undersigned to the Bank, as amended, remains in full force and effect in accordance with its terms.

October 30, 2015

PERCEPTRON GLOBAL, INC.

By:	/s/ David L. Watza

Name:	David L. Watza

Its:	Senior Vice President, Finance,
Chief Financial Officer, Treasurer and Secretary

[Acknowledgment of Guarantor (7139144)]